         As filed with the Securities and Exchange Commission on March 31, 2000
                                                          Registration No. 333-
================================================================================
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1993

                                 --------------

                    OCCUPATIONAL HEALTH + REHABILITATION INC
             (Exact name of registrant as specified in its charter)

                             Delaware                     13-3464527
                 (State or other jurisdiction of       (I.R.S. Employer
                  incorporation or organization)       Identification No.)
                                 --------------

                175 Derby Street, Suite 36, Hingham, MA       02043
               (Address of Principal Executive Offices)     (Zip Code)
                                 --------------

            Occupational Health + Rehabilitation Inc 1998 Stock Plan
                            (Full title of the plan)
                                 --------------

                                John C. Garbarino
         President, Chief Executive Officer and Chief Financial Officer
                    Occupational Health + Rehabilitation Inc
                           175 Derby Street, Suite 36
                                Hingham, MA 02043
                     (Name and address of agent for service)
                                 --------------

                                 (781) 741-5175
          (Telephone number, including area code, of agent for service)
                                 --------------

                                    Copy to:

                              Donna L. Brooks, Esq.
                              Shipman & Goodwin LLP
                                One American Row
                           Hartford, Connecticut 06103
                                 (860) 251-5000

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                      Proposed      Proposed
                                      maximum       maximum
                                      offering     aggregate
Title of securities  Amount to be    price per      offering      Amount of
  to be registered    registered      unit (1)     price (1)    registration fee
-------------------------------------------------------------------------------
Common Stock, par
value
$.001.............      225,000        $3.25        $731,250     $193.05
------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the bid and ask price per share of $3.25 on March 30, 2000 as reported on the OTC Board Bulletin.

Pursuant to Rule 429 under the Securities Act of 1933, the prospectus relating to the securities registered under this Registration Statement also relates to Registration Statement No. 333-61997, filed August 21, 1998.
--------------------------------------------------------------------------------
================================================================================

                          STATEMENT PURSUANT TO GENERAL
                            INSTRUCTION E OF FORM S-8

      This registration statement relates to the registration of additional shares of Common Stock, par value $0.001 per share, of Occupational Health + Rehabilitation Inc, the same class of securities as registered on Form S-8 for Occupational Health + Rehabilitation Inc 1998 Stock Plan, File No. 333-61997. The contents of the prior Registration Statement are incorporated in this registration statement by reference.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hingham, Commonwealth of Massachusetts, on March 31, 2000.

                              OCCUPATIONAL HEALTH + REHABILITATION INC


                              By: /s/ John C. Garbarino
                                 --------------------------------------------
                                 John C. Garbarino,
                                 President, Chief Executive Officer and
                                 Chief Financial Officer

                                POWER OF ATTORNEY

      Know All Persons by These Presents, that each person whose signature appears below constitutes and appoints John C. Garbarino his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                               -------------------

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                         Title                 Date


      /s/John C. Garbarino    President, Chief Executive          March 31, 2000
----------------------------    Officer and Chief
         John C. Garbarino      Financial Officer
                                (principal executive
                                and financial officer)


       /s/Edward L. Cahill     Director                           March 31, 2000
----------------------------
         Edward L. Cahill


      /s/Kevin J. Dougherty    Director                           March 31, 2000
----------------------------
        Kevin J. Dougherty


       /s/Angus M. Duthie      Director                           March 31, 2000
----------------------------
         Angus M. Duthie


     /s/Steven W. Garfinkle    Director                           March 31, 2000
----------------------------
       Stevem W. Garfinkle

     /s/Donald W. Hughes       Director                           March 31, 2000
----------------------------
        Donald W. Hughes


     /s/Frank H. Leone          Director                          March 31, 2000
----------------------------
        Frank H. Leone

                                  Exhibit Index


Exhibit No.                     Description
-----------                     -----------

    5.1 Opinion of Shipman & Goodwin LLP as to the legality of the securities being registered.

    23.1        Consent of Shipman & Goodwin LLP (included in Exhibit 5.1).

    23.2        Consent of Ernst & Young LLP.

    24.1 Power of Attorney (included in the signature page of this registration statement).

    99.1 Occupational Health + Rehabilitation Inc 1998 Stock Plan, as amended.